UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): May 4, 2011

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Lufkin Industries, Inc. (the “Company”) with the Securities and Exchange Commission on May 5, 2011 (the “Original Report”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation. No other changes have been made to the Original Report.

Item 5.07 Reporting of Voting Results of Security Holders.

At the Company’s 2011 Annual Meeting of Stockholders held on May 4, 2011, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of the Company’s stockholder advisory vote on the compensation of the Company’s named executive officers. As previously reported in the Original Report, the stockholders recommended, by non-binding advisory vote, an annual advisory vote on compensation for the Company’s named executive officers.

In light of these results, the Company’s Board of Directors determined at a meeting held on August 10, 2011, that the Company will hold an advisory vote on executive compensation every year until the next required stockholder advisory vote on this matter, which, in accordance with applicable law, will occur no later than the Company’s Annual Meeting of Stockholders in 2017, unless the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:  August 25, 2011